Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

COURT DENIES AMERISOURCEBERGEN PROTEST OF DEPARTMENT OF VETERANS AFFAIRS NEW PHARMACEUTICAL DISTRIBUTION CONTRACT

AmerisourceBergen Will Continue to Service VA for 45 Days

VALLEY FORGE, PA, March 25, 2004 — AmerisourceBergen Corporation (NYSE:ABC) announced that the U.S. Court of Federal Claims today issued a ruling rejecting the protest filed by the Company’s wholly owned subsidiary, AmerisourceBergen Drug Corporation, concerning the recent award of the Department of Veterans Affairs (VA) Pharmaceutical Prime Vendor Contract to McKesson Corporation.

Under the Court’s previously issued consent order, AmerisourceBergen Drug Corporation will continue to service the VA for a transition period of 45 days from today. Further, beginning April 1, 2004 the Drug Corporation will service the VA account using McKesson’s new contract price. At the end of the 45-day period, McKesson will begin servicing the VA’s entire Pharmaceutical Prime Vendor contract.

On January 21, 2004, the Company filed a complaint with Court of Federal Claims asking that the award of the VA’s Pharmaceutical Prime Vendor contract to McKesson be overturned and instead awarded, in whole or in part, to AmerisourceBergen. In its complaint, the Company asserted that the VA made improper evaluations and determinations concerning the offers it received for the new contract.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is the largest pharmaceutical services company in the United States dedicated solely to the pharmaceutical supply chain. It is the leading distributor of pharmaceutical products and services to the hospital market, physician’s offices, alternate care and mail order facilities, and independent and chain pharmacies. The Company is also a leader in the long term care pharmacy marketplace, the workers’ compensation fulfillment business and contract packaging for manufacturers. With more than $45 billion in annualized operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #24 on the Fortune 500 list and was ranked #6 in the 2003 Business Week 50, a list of the 50 best performing companies in the S & P 500. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of AmerisourceBergen and the benefits and other aspects of the 2001 merger between AmeriSource Health Corporation and Bergen Brunswig Corporation.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer relationships; customer insolvencies; changes in customer mix; changes in pharmaceutical manufacturers’ pricing and distribution policies; regulatory changes; changes in U.S. government policies; failure to integrate the businesses of AmeriSource and Bergen Brunswig successfully; failure to obtain and retain expected synergies from the merger of AmeriSource and Bergen Brunswig; and other economic, business, competitive, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2003.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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